                                                                    EXHIBIT 4.16

                            2000 TERM PROMISSORY NOTE

$3,000,000.00                                              Boston, Massachusetts
                                                           March 28, 2000

         FOR VALUE RECEIVED, the undersigned, (collectively, the "Debtors"), hereby unconditionally and jointly and severally promise to pay to the order of CONGRESS FINANCIAL CORPORATION (NEW ENGLAND), a Massachusetts corporation (the "Payee"), at the offices of Payee at One Post Office Square, Boston, Massachusetts 02109, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of THREE MILLION DOLLARS ($3,000,000.00) in lawful money of the United States of America and in immediately available funds, in thirty-six (36) consecutive monthly installments (or earlier as hereinafter provided) on the first day of each month commencing May 1, 2000 of which the first thirty-five (35) installments shall each be in the amount of EIGHTY THREE THOUSAND THREE HUNDRED THIRTY THREE DOLLARS AND THIRTY-THREE CENTS ($83,333.33), and the last installment shall be in the amount of the entire unpaid balance of this Note.

         Each Debtor hereby further promises jointly and severally to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate. Such interest shall be paid in like money at said office or place from the date hereof, commencing April 1, 2000 and on the first day of each month thereafter until the indebtedness evidenced by this Note is paid in full. Interest payable upon and after an Event of Default or termination or non-renewal of the Loan Agreement shall be payable upon demand.

         For purposes hereof,

         a) The term "Interest Rate" shall mean, as to Prime Rate Loans, a rate of one and one-half (1.5%) percent per annum in excess of the Prime Rate, and as to Eurodollar Rate Loans, a rate of three (3.0%) percent per annum in excess of the Adjusted Eurodollar Rate; provided, that, at Payee's option, the Interest Rate shall mean a rate of four (4.0%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and a rate of five and one-half (5.5%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans upon and after an Event of Default or termination or non-renewal of the Loan Agreement,

         b) The term "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank,

         c) The term "Event of Default" shall mean an Event of Default as such term is defined in the Loan Agreement, and


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         d) The term "Loan Agreement" shall mean the Loan and Security
Agreement, dated May 8, 1995, as amended, between Debtors and Payee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         Unless otherwise defined herein, all capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement.

         The Interest Rate applicable to Prime Rate Loans payable hereunder shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate, effective on the first day of the month after any change in the Prime Rate is announced. The increase or decrease shall be based on the Prime Rate in effect on the last day of the month in which any such change occurs. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the Commonwealth of Massachusetts or other applicable law.

         This Note is issued pursuant to the terms and provisions of the Loan Agreement to evidence the 2000 Term Loan by Payee to Debtors. This Note is secured by the Collateral described in the Loan Agreement and all notes, guarantees, security agreements and other agreements, documents and instrument now or at any time hereafter executed and/or delivered by any Debtor or any other party in connection therewith (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced, being collectively referred to herein as the "Financing Agreements"), and is entitled to all of the benefits and rights thereof and of the other Financing Agreements. At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account of any Debtor maintained by Payee.

         If any payment of principal or interest is not made when due hereunder, or if any other Event of Default shall occur for any reason, or if the Loan Agreement shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Payee under the Financing Agreements, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of Debtors' obligations, liabilities and indebtedness owing to Payee under the Loan Agreement and the other Financing Agreements (the "Obligations"), including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof, together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable Interest Rate stated above until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, attorneys' fees and legal expenses.

         Each Debtor (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for Payee to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other



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indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Debtor is expressly hereby waived by each Debtor. Upon any Event of Default or termination or non-renewal of the Loan Agreement, Payee shall have the right, but not the obligation to setoff against this Note all money owed by Payee to any Debtor.

         Payee shall not be required to resort to any Collateral for payment, but may proceed against any Debtor and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

         The validity, interpretation and enforcement of this Note and the other Financing Agreements and any dispute arising in connection herewith or therewith shall be governed by the internal laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of law).

         Each Debtor irrevocably consents and submits to the non-exclusive jurisdiction of the Courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts and waives any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein arising under this Note or any of the other Financing Agreements or in any way connection with or related or incidental to the dealings of Debtors and Payee in respect of this Note or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Debtor and Payee or the conduct of such persons in connection with this Note or otherwise shall be heard only in the courts described above (except that Payee shall have the right to bring any action or proceeding against any Debtor or its property in the courts of any other jurisdiction which Payee deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Debtor or its property).

         Each Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to it and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Payee's option, by service upon Debtor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Debtors shall appear in answer to such process, failing which Debtor shall be deemed in default and judgment may be entered by Payee against Debtors for the amount of the claim and other relief requested.

         EACH DEBTOR WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS NOTE, OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS BETWEEN DEBTOR AND PAYEE IN RESPECT OF THIS NOTE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. DEBTOR AGREES AND



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CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED
BY COURT TRIAL WITHOUT A JURY.

         The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of Debtors. Each Debtor hereby authorizes Payee to complete this Note in any particulars according to the terms of the loan evidenced hereby.

         This Note shall be binding upon the successors and assigns of each Debtor and inure to the benefit of Payee and its successors, endorsees and assigns. Whenever used herein, the term "Debtor" shall be deemed to include its successors and assigns and the term "Payee" shall be deemed to include its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

ATTEST:                                                CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.

/s/ C. MICHAEL  MALM                                   By:   /s/ STEPHEN MOYNIHAN
------------------------------------                       -----------------------------------
Secretary
[Corporate Seal]                                       Title: SENIOR VICE PRESIDENT
                                                              --------------------------------


ATTEST:                                                CLEAN HARBORS KINGSTON FACILITY CORPORATION

/s/ C. MICHAEL  MALM                                   By: /s/ STEPHEN MOYNIHAN
------------------------------------                       -----------------------------------
Secretary
[Corporate Seal]                                       Title: SENIOR VICE PRESIDENT
                                                              --------------------------------


ATTEST:                                                CLEAN HARBORS OF BRAINTREE, INC.

/s/ C. MICHAEL  MALM                                   By:  /s/ STEPHEN MOYNIHAN
------------------------------------                       -----------------------------------
Secretary
[Corporate Seal]                                       Title: SENIOR VICE PRESIDENT
                                                              --------------------------------


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

ATTEST:                                                CLEAN HARBORS SERVICES, INC.

/s/ C. MICHAEL  MALM                                   By: /s/ STEPHEN MOYNIHAN
------------------------------------                       -----------------------------------
Secretary
[Corporate Seal]                                       Title: SENIOR VICE PRESIDENT
                                                              --------------------------------


ATTEST:                                                CLEAN HARBORS OF NATICK, INC.

/s/ C. MICHAEL  MALM                                   By: /s/ STEPHEN MOYNIHAN
------------------------------------                       -----------------------------------
Secretary
[Corporate Seal]                                       Title: SENIOR VICE PRESIDENT
                                                              --------------------------------


ATTEST:                                                CLEAN HARBORS OF CONNECTICUT, INC.

/s/ C. MICHAEL  MALM                                   By: /s/ STEPHEN MOYNIHAN
------------------------------------                       -----------------------------------
Secretary
[Corporate Seal]                                       Title: SENIOR VICE PRESIDENT
                                                              --------------------------------


ATTEST:                                                MURPHY'S WASTE OIL SERVICE, INC.

/s/ C. MICHAEL  MALM                                   By: /s/ STEPHEN MOYNIHAN
------------------------------------                       -----------------------------------
Secretary
[Corporate Seal]                                       Title: SENIOR VICE PRESIDENT
                                                              --------------------------------


ATTEST:                                                MR. FRANK, INC.

/s/ C. MICHAEL  MALM                                   By: /s/ STEPHEN MOYNIHAN
------------------------------------                       -----------------------------------
Secretary
[Corporate Seal]                                       Title: SENIOR VICE PRESIDENT
                                                              --------------------------------


ATTEST:                                                SPRING GROVE RESOURCE RECOVERY, INC.



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

/s/ C. MICHAEL  MALM                                   By: /s/ STEPHEN MOYNIHAN
------------------------------------                       -----------------------------------
Secretary
[Corporate Seal]                                       Title: SENIOR VICE PRESIDENT
                                                              --------------------------------


ATTEST                                                 HARBOR MANAGEMENT CONSULTANTS, INC.

/s/ C. MICHAEL  MALM                                   By: /s/ STEPHEN MOYNIHAN
------------------------------------                       -----------------------------------
Secretary
[Corporate Seal]                                       Title: SENIOR VICE PRESIDENT
                                                              --------------------------------




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